Exhibit 10.1

Amendment to the Executive Employment Agreement of

[NAME OF EXECUTIVE]

            THIS AMENDMENT to the employment agreement between [NAME OF EXECUTIVE] (the "Executive") and First Citizens National Bank and First Citizens Bancshares, Inc. (collectively referred to herein as the "Company") dated ___________ (the "Agreement") is entered into on this _____ day of ________________, 2008;

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into the Agreement for the employment of the Executive as [TITLE];

WHEREAS, the terms of the Agreement provide for certain split dollar life insurance benefits for the Executive;

WHEREAS, the Agreement may be amended by a writing that is executed by the parties; and

WHEREAS, the Company and the Executive desire to amend the Agreement to incorporate Executive's participation in the Split Dollar Plan maintained by the Company;

            NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

I.          Section 5 of the Agreement is hereby amended by restating Section 5(g) as follows and deleting Section 5(h):

(g)      Life Insurance.  During the term of this Agreement, the Executive will be eligible to participate in the Split Dollar Plan maintained by the Company according to the terms and conditions of the Amended and Restated Split Dollar Agreement by and between the Company and the Executive dated [DATE OF SPLIT DOLLAR AGREEMENT], as amended from time to time. The Executive's participation in the Split Dollar Plan shall supersede his participation in any and all policies heretofore purchased and maintained by the Company to provide death benefits for the Executive of his assigns, including the [NAME AND POLICY NUMBER OF PRIOR SPLIT DOLLAR INSURANCE POLICY].

II.        Section 6(a)(i) of the Agreement is hereby amended by deleting the phrase "incapacity due to physical or mental illness" and substituting the defined term "Disability."

III.      Section 6(a) of the Agreement is amended by the addition of new subsection (iii) as follows, and by renumbering subsections (iii) through (viii) of the present provision as subsections (iv) through (ix), respectively:

(iii)       "COBRA" shall mean Title I, Part 6 of ERISA.

IV.       Sections 6(c) and (d) of the Agreement are hereby amended by deleting the term "disability" and substituting the defined term "Disability."

V.        Section 6 of the Agreement is hereby amended by the addition of new Section 6(g):

(g)      Section 409A Compliance. If Executive is a specified employee at Executive's separation of service, no payments of "deferred compensation" shall be made to Executive during the first six (6) months following Executive's separation of service. The terms specified "employee," "deferred compensation" and "separation of service" shall have the meanings defined in Section 409A of the Code.

IN WITNESS WHEREOF, the Executive and the Company (by action of its duly authorized officers) have executed this Amendment on the date first above written.

                                                              FIRST CITIZENS BANCSHARES, INC.

                                                              By:
                                                                      Chairman of the Board

ATTEST:

                                                              FIRST CITIZENS NATIONAL BANK, INC.

                                                              By:
                                                                      Chairman of the Board

ATTEST:

                                                              EXECUTIVE

                                                              By:
                                                                      [NAME OF EXECUTIVE]

ATTEST: